Exhibit 10.22

Dated 22 December 2021

HOEDISCUS Finance Limited
as Existing Borrower

ROYAL CARIBBEAN CRUISES LTD.
as New Borrower

citibank europe plC, uk branch
as Facility Agent

Citicorp trustee company limited
as Security Trustee

CITIBANK N.A., LONDON BRANCH
as Global Coordinator

HSBC CONTINENTAL EUROPE
as French Coordinating Bank

SMBC BANK INTERNATIONAL PLC
as ECA Agent

CITIBANK N.A., LONDON BRANCH, banco santander s.a., paris branch, bnp paribas, HSBC CONTINENTAL EUROPE , societe generale

and

SMBC BANK INTERNATIONAL PLC
as Mandated Lead Arrangers

and

THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
as Lenders

Amendment Agreement in connection with the Credit Agreement in respect of Hull No. L34 at Chantiers de l’Atlantique S.A.

Contents

Clause		Page

1	Interpretation and definitions	2

2	Amendment of the Novation Agreement and the form of Novated Credit Agreement	2

3	Conditions of effectiveness	3

4	Representations and Warranties	4

5	Incorporation of Terms	5

6	Fees, Costs and Expenses	5

7	Counterparts	5

8	Governing Law	5

Schedule 1	Lenders	6

Schedule 2	Form of Amendment Effective Date confirmation – Hull L34	7

Schedule 3	Amendments to the Form of Novated Credit Agreement	8

THIS AMENDMENT AGREEMENT (this Amendment) is dated 22 December 2021 and made BETWEEN:

(1)	HOEDISCUS FINANCE LIMITED as transferor (the Existing Borrower);

(2)	ROYAL CARIBBEAN CRUISES LTD. as transferee (the New Borrower);

(3)	CITIBANK EUROPE PLC, UK BRANCH as facility agent for the other Finance Parties (the Facility Agent);

(4)	CITICORP TRUSTEE COMPANY LIMITED as security trustee for the other Finance Parties (the Security Trustee);

(5)	CITIBANK N.A. LONDON BRANCH as global coordinator (the Global Coordinator);

(6)	HSBC CONTINENTAL EUROPE (previously known as HSBC France) as French coordinating bank (the French Coordinating Bank);

(7)	SMBC BANK INTERNATIONAL PLC (previously known as Sumitomo Mitsui Banking Corporation Europe limited, Paris Branch) as ECA agent (the ECA Agent);

(8)	CITIBANK N.A., LONDON BRANCH, HSBC CONTINENTAL EUROPE (previously known as HSBC France), BANCO SANTANDER S.A., PARIS BRANCH, BNP PARIBAS, SOCIÉTÉ GÉNÉRALE and SMBC BANK INTERNATIONAL PLC as Mandated Lead Arrangers; and

(9)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders.

WHEREAS:

(A)	Reference is made to the facility agreement dated 24 July 2017 (as supplemented, amended and restated from time to time, the Facility Agreement) and made between (1) the Existing Borrower as borrower, (2) the banks and financial institutions named therein as original lenders, (3) the Mandated Lead Arrangers as mandated lead arrangers, (4) the Facility Agent as facility agent, (5) the Security Trustee as security trustee (6) the Global Coordinator as global coordinator, (7) the French Coordinating Bank as French coordinating bank and (8) the ECA Agent as ECA agent, pursuant to which the Lenders have agreed to make available a loan of up to €603,426,960 to the Existing Borrower in connection with the purchase by the Existing Borrower of the Receivable from the Seller pursuant to the Receivable Purchase Agreement.

(B)	This Amendment is supplemental to the novation agreement dated 24 July 2017 (as supplemented, amended and restated from time to time, the Novation Agreement) in respect of the financing of the acquisition of the Vessel pursuant to the Facility Agreement and made between, amongst others, (1) the Existing Borrower as the existing borrower, (2) the New Borrower as the new borrower, (3) the banks and financial institutions named therein as original lenders, (4) the Mandated Lead Arrangers as mandated lead arrangers, (5) the Facility Agent as facility agent, (6) the Security Trustee as security trustee, (7) the Global Coordinator as global coordinator, (8) the French Coordinating Bank as French coordinating bank and (9) SMBC Bank International plc as ECA agent.

(C)	The New Borrower has requested, pursuant to a consent request letter dated 8 December 2021, that the form of Novated Credit Agreement scheduled to the Novation Agreement (as such Novated Credit Agreement was previously amended and restated pursuant to the Fourth Novation Agreement Supplement) be amended on the basis set out in this Amendment to reflect certain amendments to the financial covenants set out in Section 7.2.4 of the form of Novated Credit Agreement.

(D)	In connection with the arrangements referred to in Recital (C) above, the Parties wish to amend the form of Novated Credit Agreement scheduled to the Novation Agreement on the basis set out in this Amendment.

NOW IT IS AGREED as follows:

1	Interpretation and definitions

1.1	Definitions in the Facility Agreement and the Novation Agreement

(a)	Unless the context otherwise requires or unless otherwise defined in this Amendment, words and expressions defined in the Novation Agreement or the Facility Agreement shall have the same meanings when used in this Amendment (including in the recitals).

(b)	The principles of construction set out in clause 1.3 of the Novation Agreement shall have effect as if set out in this Amendment.

1.2	Definitions

In this Amendment:

Amendment Effective Date means the date specified as such in the certificate signed by the

Facility Agent in accordance with clause 3.2.

ECA Financing has the meaning given to it in the form of Novated Credit Agreement.

Fee Letter means any letter between any Finance Party and the New Borrower setting out the fees payable in connection with this Amendment.

Party means each of the parties to this Amendment.

1.3	Third party rights

Other than BpiFAE in respect of the rights of BpiFAE under the Finance Document and the Loan Documents, unless expressly provided to the contrary in a Finance Document or a Loan Document, no term of this Amendment is enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party.

1.4	Designation

Each of the Parties designates this Amendment as a Loan Document for the purposes of the replacement Novated Credit Agreement and a Finance Document for the purposes of the Facility Agreement.

1.5	Security Trustee

Each of the parties acknowledges that the Security Trustee is entering into this Amendment on the irrevocable and unconditional instructions of the Facility Agent and the Security Trustee shall have all of the rights, powers and protections conferred on it under the Finance Documents hereunder.

2	Amendment of the Novation Agreement and the form of Novated Credit Agreement

In consideration of the mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that, subject to the satisfaction of the conditions precedent set forth in clause 3, the form of the Novated Credit Agreement set out in Schedule 3 of the Novation Agreement shall, with effect from the Amendment Effective Date, be (and it is hereby) amended in accordance with the amendments set out in Schedule 3.

3	Conditions of effectiveness

3.1	The agreement of the Parties referred to in clause 2 shall be subject to each of the following conditions being satisfied to the reasonable satisfaction of the Facility Agent:

(a)	the Facility Agent shall have received from the New Borrower:

(i)	a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Amendment and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Amendment, and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the New Borrower cancelling or amending such prior certificate; and

(ii)	a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the New Borrower;

(b)	the Facility Agent shall have received from the Existing Borrower:

(i)	a certificate from an authorised officer of the Existing Borrower, confirming that there have been no changes or amendments to its constitutional documents, certified copies of which were previously delivered to the Facility Agent pursuant to the Facility Agreement, or attaching revised versions in case of any changes or amendments; and

(ii)	a copy, certified by an authorised officer of the Existing Borrower, of (A) resolutions of its board of directors approving the transactions contemplated by this Amendment and authorising a person or persons to execute this Amendment and any notices or other documents to be given pursuant hereto and (B) any power of attorney issued pursuant to such resolutions (which shall be certified as being in full force and effect and not revoked or withdrawn);

(c)	the Facility Agent shall have received a duly executed copy of each Fee Letter;

(d)	the Facility Agent shall have received evidence that all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent) required to be paid by the New Borrower pursuant to clause 6 below, and all other documented fees and expenses that the New Borrower has otherwise agreed in writing to pay to the Facility Agent, have been paid or will be paid promptly upon being demanded;

(e)	the ECA Agent and the Facility Agent shall have received evidence satisfactory to the ECA Agent and the Facility Agent (acting on the instructions of the Lenders) that BpiFAE has approved the arrangements referred to in this Amendment;

(f)	the Facility Agent shall have received opinions, addressed to the Facility Agent (and capable of being relied upon by each Lender) from:

(i)	Watson Farley & Williams LLP, counsel to the New Borrower, as to matters of Liberian law (and being issued in substantially the same form as the corresponding Liberian legal opinion issued in respect of the Fourth Novation Agreement Supplement); and

(ii)	Norton Rose Fulbright LLP, counsel to the Facility Agent as to matters of English law (and being issued in substantially the same form as the corresponding English legal opinion issued in respect of the Fourth Novation Agreement Supplement), or, where applicable, a written approval in principle (which can be given by email) by any of the above counsel of the arrangements contemplated by this Amendment and a confirmation that a formal opinion will follow promptly after the Amendment Effective Date;

(g)	the representations and warranties set out in clause 4 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a Material Adverse Effect (which shall be accurate in all respects)) as of the Amendment Effective Date;

(h)	no Event of Default shall have occurred and be continuing or would result from the amendment of the Novation Agreement pursuant to this Amendment;

(i)	the Existing Borrower and the New Borrower shall, as required pursuant to clause 5, have each provided a letter to the Facility Agent which confirms that the relevant process agent has accepted its appointment as process agent in respect of this Amendment;

(j)	the Facility Agent shall have received from the Existing Borrower and the New Borrower such documentation and information as any Finance Party may reasonably request through the Facility Agent to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party; and

(k)	the Facility Agent shall have received evidence that, as required pursuant to clause 9.6(c) of the Receivable Purchase Agreement, the Seller has consented to the amendments to the Novation Agreement set out in this Amendment.

3.2	The Facility Agent shall notify the Lenders, the Existing Borrower and the New Borrower of the Amendment Effective Date by way of a confirmation in the form set out in Schedule 2 and such confirmation shall be conclusive and binding.

4	Representations, Warranties and Undertakings

4.1	The Existing Borrower shall be deemed to repeat the representations and warranties in clause 7.1 of the Facility Agreement on the date of this Amendment and the Amendment Effective Date, in each case, as if made with reference to the facts and circumstances existing on such dates.

4.2	The New Borrower represents and warrants that each of the representations set out in Article VI of the form of the Novated Credit Agreement (other than Section 6.10) set out in Schedule 3 of the Novation Agreement are true and correct as if made at the date of this Amendment and at the Amendment Effective Date, in each case with reference to the facts and circumstances existing on such day, as if references to the Loan Documents include this Amendment and as if the form of Novated Credit Agreement was effective at the time of each such repetition.

4.3	In addition to the representations and warranties referred to in clause 4.2 above, the New Borrower:

(a)	represents and warrants to the Facility Agent and each Lender that if and to the extent any of the New Borrower’s Bank Indebtedness (as defined in the form of Novated Credit Agreement) include a fixed charge coverage ratio and/or net debt to capitalisation ratio commitment, such fixed charge coverage ratio and/or net debt to capitalization ratio commitment (and their definitions) are substantially aligned with the Fixed Charge Coverage Ratio and the Net Debt to Capitalization Ratio respectively (and their definitions) (each as defined in the form of Novated Credit Agreement) ignoring for this purpose, if applicable, any differences in their definitions which the New Borrower in good faith considers immaterial in giving this representation and any differences arising from the application of differing governing laws applicable to any such Bank Indebtedness;

(b)	represents and warrants to the Facility Agent and each Lender that the New Borrower is negotiating amendments to each other ECA Financing which shall, upon entry into of the relevant amendment agreement in respect of that ECA Financing, contain amendments that will be consistent with, and on the same substantive terms as, the amendments to be contained in the form of Novated Credit Agreement (as amended by this Amendment); and

(c)	covenants and undertakes with the Facility Agent that, in relation to each amendment agreement to the finance documents in respect of each other ECA Financing containing the amendments referred to in paragraph (b) above, it will liaise with counsel to the facility agent under each such other ECA Financing to sign and lodge counterparts of such amendment agreements on the understanding that they will become effective at or around the same time as the Amendment Effective Date or, if and to the extent that the Facility Agent receives evidence satisfactory to it that BpiFAE has permitted this and provided that all such amendment agreements shall take effect no later than 31 December 2021, promptly after the Amendment Effective Date.

5	Incorporation of Terms

The provisions of clauses 13 (Miscellaneous and notices), 14.2 (Submission to jurisdiction) and 14.3 (Waiver of immunity) of the Novation Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if (a) references to each Party are references to each Party to this Amendment and (b) references to ‘this Agreement’ include this Amendment.

6	Fees, Costs and Expenses

6.1	The New Borrower shall pay to the Facility Agent (for its own account and for the account of the Lenders (as applicable)) and each other relevant Finance Party the fees in the amounts and at the times agreed in the Fee Letters.

6.2	The payment of the above fees shall be made free and clear of any deduction, restriction or withholding and in immediately available freely transferable cleared funds to such account(s) as the Facility Agent shall notify the New Borrower of in advance or, where applicable, in the relevant Fee Letter.

6.3	The New Borrower agrees to pay on demand, on an after-tax basis, all reasonable out-of-pocket costs and expenses in connection with:

(a)	the preparation, execution and delivery of; and

(b)	the administration, modification and amendment of,

this Amendment and all other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Norton Rose Fulbright LLP as the legal adviser to the Lenders and the Facility Agent and the Security Trustee.

7	Counterparts

This Amendment may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument. The Parties acknowledge and agree that they may execute this Amendment and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

8	Governing Law

This Amendment, and all non-contractual obligations arising in connection with it, shall be governed by and construed in accordance with English law.

The Parties have executed this Amendment the day and year first before written.

Schedule 1
Lenders

Banco Santander, S.A, Paris Branch
BNP Paribas
HSBC Continental Europe
Société Générale
SMBC Bank International plc
SFIL

Schedule 2
Form of Amendment Effective Date confirmation – Hull L34

To:	Royal Caribbean Cruises Ltd.

Hull No. L34 Amendment Agreement dated [●] 2021 (the Amendment Agreement)

We, CITIBANK EUROPE PLC, UK BRANCH, refer to the Amendment Agreement and confirm that all conditions precedent referred to in clause 3.1 of the Amendment Agreement have been satisfied and, accordingly, the “Amendment Effective Date” for the purposes of the Amendment Agreement is [●] 2021.

Facility Agent

Signed by

For and on behalf of CITIBANK EUROPE PLC, UK BRANCH

Schedule 3
Amendments to the Form of Novated Credit Agreement

LIST OF AMENDMENTS TO THE RCCL EDGE 3 CREDIT AGREEMENT

Schedule 3

It is acknowledged and agreed that, with effect from the Amendment Effective Date, the form of Novated Credit Agreement scheduled to the Novation Agreement shall be amended as follows:

1	the following new definitions shall be inserted into Section 1.1 (Defined Terms) of Article 1 (Definitions and accounting terms) in alphabetical order to read:

“2023 Converted Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 2023 Convertible Notes Indenture which are, in accordance with the provisions of the said 2023 Convertible Notes Indenture, converted, or to be converted, into equity securities of the Borrower on the 2023 Maturity Date.”

“2023 Convertible Notes Indenture” means that certain Indenture, dated as of June 9, 2020, (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the $1,150,000,000 4.250% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.”

“2023 Maturity Date” has the meaning given to the term Maturity Date in the 2023 Convertible Notes Indenture (and being June 15, 2023).”

"Annualized Net Cash from Operating Activities" means, with respect to any calculation of net cash from operating activities for any period:

(a)	in the case of the period of four consecutive Fiscal Quarters ending with the first Fiscal Quarter ending after the last day of the Fiscal Quarter ending on September 30, 2022, the product of (A) net cash from operating activities for such first Fiscal Quarter and (B) four,

(b)	in the case of the period of four consecutive Fiscal Quarters ending with the second Fiscal Quarter ending after the last day of the Fiscal Quarter ending on September 30, 2022, the product of (i) the sum of net cash from operating activities for such second Fiscal Quarter and the immediately preceding Fiscal Quarter and (ii) two; and

(c)	in the case of the period of four consecutive Fiscal Quarters ending with the third Fiscal Quarter ending after the last day of the Fiscal Quarter ending on September 30, 2022, the product of (i) the sum of net cash from operating activities for such third Fiscal Quarter and the two immediately preceding Fiscal Quarters and (ii) four-thirds, in each case determined in accordance with GAAP as shown in the Borrower’s consolidated statements of cash flows for such period."

2	the definition of "Covenant Modification Date" in Section 1.1 (Defined Terms) of Article 1 (Definitions and accounting terms) shall be deleted in its entirety

3	the definition of "Fixed Charge Coverage Ratio" in Section 1.1 (Defined Terms) of Article 1 (Definitions and accounting terms) shall be deleted in its entirety and replaced as follows to read:

"Fixed Charge Coverage Ratio" means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

a)

(i)	save as provided in a) ii) below, net cash from operating activities (determined in accordance with GAAP) for such period; or

(ii)	in the case of the end of each of the first three Fiscal Quarters ending after the last day of the Fiscal Quarter ending on September 30, 2022, the Annualized Net Cash from Operating Activities for such relevant Fiscal Quarter, to;

b)	the sum of:

(i)	dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus

(ii)	scheduled cash payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities) of the Borrower and its Subsidiaries for such period."

4	the definition of "Stockholders' Equity" in Section 1.1 (Defined Terms) of Article 1 (Definitions and accounting terms) shall be deleted in its entirety and replaced as follows to read:

"Stockholders’ Equity" means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP and which shall, for the purposes of determining the level of Stockholders’ Equity for the purposes of assessing compliance with the financial covenant contained in Section 7.2.4.c.:

1)	for the Fiscal Quarter ended March 31, 2023, also include the 2023 Converted Debt in the amount of $1,150,000,000 as reduced by (i) the value of the 2023 Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the 2023 Convertible Notes Indenture and (ii) the value of any new equity the Borrower issues in order to settle in equity that 2023 Converted Debt obligation; and

2)	for the avoidance of doubt, when calculating the Stockholders’ Equity for the purposes of determining the Borrower’s compliance with the financial covenant in Section 7.2.4.c.:

A	for all periods starting after December 31, 2022, any outstanding 2023 Converted Debt will be accounted for as equity at any time until the 2023 Maturity Date (and, in the case of the Fiscal Quarter ended March 31, 2023, in accordance with calculations set out in paragraph 1) above); and

B	from the 2023 Maturity Date, only such part of the 2023 Converted Debt as has actually been converted into equity securities by the 2023 Maturity Date shall be included in determining the level of Stockholders’ Equity for the purposes of assessing compliance with the financial covenant contained in Section 7.2.4.c provided that:

a)	any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Signing Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity;

b)	any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2020 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity;

c)	any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2021 or December 31, 2022 (excluding any such write-offs to goodwill with respect to either such Fiscal Year) shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-off shall be added back to Stockholders’ Equity; provided that the aggregate amount of such write-offs added back to Stockholders’ Equity pursuant to this clause (c) shall not exceed the greater of (i) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recently ended Fiscal Quarter and (ii) $3,000,000,000;

d)	any non-cash write-off to such part of the Borrower’s goodwill as existed on the Borrower’s balance sheet as of December 31, 2020 (namely $809,480,000) in respect of the Fiscal Years ended December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024, shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity; and

e)	“net loss attributable to Royal Caribbean Cruises Ltd.” (but excluding any net loss associated with an impairment or write-off added back pursuant to clause (b), clause (c) or clause (d) above), determined in accordance with GAAP as shown in the Borrower’s consolidated statement of comprehensive (loss) income, attributable to the Fiscal Years ending December 31, 2021 and December 31, 2022 shall be added back to Stockholders’ Equity; provided that the aggregate amount added back to Stockholders’ Equity pursuant to clause (c) above and this clause (e) shall not exceed $4,500,000,000, and provided further that unless the Borrower, the Facility Agent and the ECA Agent (acting upon the instructions of BpiFAE) have agreed otherwise in writing:

(i)	if, by no later than the date (the “Add Back End Date”) falling 30 days after the end of the Fiscal Quarter ending June 30, 2025, BpiFAE has issued its written consent (the “Add Back Transition Consent”) to the arrangements set out below, the aggregate amount of the add backs made pursuant to paragraphs (b) to (e) above shall automatically be reduced successively by 25 per cent of such aggregate amount in the last Fiscal Quarter of each of the four (4) Fiscal Years commencing January 1, 2025 so as to reduce to zero any such add backs by, and in the assessment of, the Fiscal Year ended December 31, 2028; and

(ii)	if BpiFAE has not issued the Add Back Transition Consent by the Add Back End Date, with effect from the Add Back End Date the add backs set out in paragraphs (b) to (e) above shall be removed and accordingly the add backs set out in paragraphs (b) to (e) above shall be reduced to zero for the purposes of, and in the assessment of, the Fiscal Quarter ending September 30, 2025, and any Fiscal Quarter and Fiscal Year occurring thereafter.

For the avoidance of doubt, no item added back to Stockholders’ Equity pursuant to paragraphs (b), to (e) above shall be added back pursuant to any other clause, section or paragraph of this Agreement. For the purposes of paragraphs (i) and (ii) above, where BpiFAE issues the Add Back Transition Consent the ECA Agent shall communicate such consent promptly to the other parties to this Agreement."

5	Paragraphs (c) and (k) of Section 7.1.1 (Financial Information, Reports, Notices, etc.) of Article VII (Covenants) shall each be deleted in their entirety and replaced as follows to read:

"c.	together with each of the statements delivered pursuant to the foregoing paragraph (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, setting out, as of the last day of the relevant Fiscal Quarter or Fiscal Year, computations as to compliance with the covenants set forth in Section 7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent) it being understood and agreed that any such certificate supplied in respect of any Fiscal Quarter ending during the Financial Covenant Waiver Period shall still contain such calculations and computations but shall not be required to demonstrate compliance with the covenants set forth in Section 7.2.4;” ;

“k.	during the period from the Novation Effective Time until the Minimum Liquidity Cut-off Date (as defined in Section 7.2.4(C)), within five Business Days after the end of each month falling during such period, a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the immediately preceding month, compliance with the covenant set forth in Section 7.2.4(C); provided that if, during such period, the Borrower is not in compliance with the covenant set forth in Section 7.2.4(C) as of the last day of such month, the Borrower shall show compliance with such covenant as of the date such certificate is delivered;”;

6	The last line of Paragraph (o) and the final 4 lines of Section 7.1.1 (Financial Information, Reports, Notices, etc.) of Article VII (Covenants) shall be deleted and replaced and a new Paragraph (p) shall be added as follows to read:

“that has, or may, result in a breach of section 7.1.10; and

p. following the later to occur of (i) the end of the Financial Covenant Waiver Period and (ii) the repayment of all sums described as 'Deferred Tranches' in each ECA Financing of the Borrower and its Subsidiaries for which “Deferred Tranches” exist, within 5 Business Days of any Group Member agreeing to any new, modified or substitute financial covenants of the type or similar to the financial covenants set out in Section 7.2.4 in respect of any of its Indebtedness for borrowed money, the Borrower shall provide written notice to the Facility Agent of such agreement (and setting out full details of the relevant new, modified or substitute financial covenants) and, if requested by the Facility Agent (acting upon the instructions of the Required Lenders), the Borrower and the Lenders shall discuss in good faith whether or not such new, modified or substitute financial covenants shall be incorporated into this Agreement and, if agreed, the parties shall promptly enter into an amendment agreement to reflect such agreement, provided that information required to be furnished to the Facility Agent under subsections (a), (b), (g) and (m) of this Section 7.1.1 shall be deemed furnished to the Facility Agent when available free of charge on the Borrower's website at http://www.rclinvestor.com or the SEC's website at http://www.sec.gov.”

7	Section 7.2.4. (Financial Condition) of Article VII (Covenants) shall be deleted in its entirety and replaced as follows to read:

"SECTION 7.2.4. Financial Condition. The Borrower will not permit:

a.	Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than the applicable level set forth below opposite such Fiscal Quarter under the below heading “Net Debt to Capitalization Ratio”:

Fiscal Quarter Ending	Net Debt to Capitalization Ratio
March 31, 2022	0.775 to 1
June 30, 2022	0.775 to 1
September 30, 2022	0.775 to 1
December 31, 2022	0.750 to 1
March 31, 2023	0.725 to 1
June 30, 2023	0.700 to 1
September 30, 2023	0.675 to 1
December 31, 2023	0.650 to 1
March 31, 2024 and thereafter	0.625 to 1

b.	Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter; and

c.	if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade as given by both Moody's and S&P, Stockholders' Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) $4,150,000,000 plus (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).

In connection with the determination of Stockholders’ Equity for the Fiscal Quarter ended March 31, 2023, the Borrower hereby undertakes that it will act in good faith and will provide to the Facility Agent no later than March 25, 2023 written confirmation of the actual amount of 2023 Converted Debt it has elected to settle (i) in equity, (ii) in cash and (iii) in cash generated from equity issued for the purpose of settling the 2023 Converted Debt obligation in cash, together with copies all notices of conversion provided to the noteholders pursuant to section 14.02 of the 2023 Convertible Notes Indenture.”

8	Section 7.2.4(A) (Most favored lender with respect to Financial Covenants.) of Article VII (Covenants) shall be deleted in its entirety and replaced as follows to read:

“SECTION 7.2.4(A). Most favored lender with respect to Financial Covenants. If from the start of the Financial Covenant Waiver Period until the later to occur of (i) the end of the Financial Covenant Waiver Period and (ii) the repayment of all sums described as 'Deferred Tranches' in each ECA Financing of the Borrower and its Subsidiaries for which “Deferred Tranches” exist any Group Member agrees, in respect of any of its Indebtedness for borrowed money, to any new, modified or substitute financial covenants of the type or similar to the financial covenants set out in Section 7.2.4 above then (a) the Borrower shall notify the Facility Agent in writing within 5 Business Days of such new, modified or substitute financial covenants being agreed with the relevant creditor(s) and (b) if required by the Lenders, the Borrower and the Lenders shall, as soon as practicable thereafter, enter into an amendment to this Agreement to incorporate the new, modified or substitute financial covenants.”

9	Section 7.2.4(C) (Minimum Liquidity) shall be deleted in its entirety and replaced as follows to read:

"SECTION 7.2.4(C). Minimum liquidity.

a.	The Borrower will not allow the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries as determined in accordance with GAAP to be less than the Adjustable Amount as of (a) the last day of any calendar month from the Fourth Supplement Effective Date until the earlier to occur of (i) the date of repayment or prepayment of all sums described as 'Deferred Tranches' in each ECA Financing of the Borrower and its Subsidiaries for which “Deferred Tranches” exist and (ii) the Add Back End Date (the “Minimum Liquidity Cut-off Date”), or (b) if the Borrower is not in compliance with the requirements of this Section 7.2.4(C) as of the last day of any calendar month falling prior to the Minimum Liquidity Cut-off Date, the date that the certificate required by Section 7.1.1(k) with respect to such month is delivered to the Facility Agent demonstrating such compliance; and

b.	for the purposes of this Section 7.2.4(C) (Minimum Liquidity), on and from 1 October 2022, the calculation of unrestricted cash and Cash Equivalents shall also include the aggregate amount of any amounts available to be drawn by the Borrower and/or any of its Subsidiaries under committed but undrawn term loan or revolving credit facility agreements where such amounts are to be made available for general corporate purposes or which would, once utilised, otherwise increase the liquidity of the Borrower or the relevant Subsidiary.”

10	Section 9.1.4 (Non-Performance of Certain Covenants and Obligations.) of Article IX (Prepayment Events) shall be deleted in its entirety and replaced as follows to read:

“SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of the covenants set forth in Sections 4.12, 7.1.1(m), 7.1.1(p), 7.1.4(e) or 7.2.4 (but excluding Sections 7.2.4(A) and 7.2.4(B) (which shall be regulated in accordance with Section 9.1.11(d) and also excluding Section 7.2.4(C), a breach of which is regulated in accordance with Section 8.1.3) and, in the case of Sections 7.1.1(m) and 7.1.4(e), such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower); provided that any such default in respect of Section 7.2.4 (but again excluding Section 7.2.4(A) to Section 7.2.4(C) inclusive) that occurs during the Financial Covenant Waiver Period (but without prejudice to the rights of the Lenders in respect of any further breach that may occur following the expiry of the Financial Covenant Waiver Period) shall not (as long as no Event of Default under Section 8.1.5 has occurred and is continuing, or no Prepayment Event under Section 9.1.11 or Section 9.1.12 has occurred, in each case during the Financial Covenant Waiver Period) constitute a Prepayment Event.”

SIGNATORIES

Amendment Agreement in respect of Hull L34

Existing Borrower

SIGNED by JACOBUS PIETERSEN, Director for and on behalf of HOEDISCUS FINANCE LIMITED	) ) )	/s/ JACOBUS PIETERSEN
)

New Borrower

SIGNED by ANTJE M. GIBSON, Treasurer for and on behalf of ROYAL CARIBBEAN CRUISES LTD.	) ) )	/s/ ANTJE M. GIBSON
)

Facility Agent

SIGNED by CLAIRE CRAWFORD, Signatory for and on behalf of CITIBANK EUROPE PLC, UK BRANCH	) ) )	/s/ CLAIRE CRAWFORD
)

Security Trustee

SIGNED by VANESSA EVANS, Attorney for and on behalf of CITICORP TRUSTEE COMPANY LIMITED	) ) )	/s/ VANESSA EVANS
)

Global Coordinator

SIGNED by ALEX C TAYLOR, Managing Director for and on behalf of CITIBANK N.A., LONDON BRANCH	) ) )	/s/ ALEX C TAYLOR
)

The ECA Agent

SIGNED by HERVE BILLI AND H KIMURA,	)
Signatories	)
for and on behalf of	)	/s/ HERVE BILLI
SMBC BANK INTERNATIONAL PLC		/s/ H KIMURA
)

French Coordinating Bank

SIGNED by JULIE BELLAIS, Signatory for and on behalf of HSBC CONTINENTAL EUROPE	) ) )	/s/ JULIE BELLAIS
)

The Lenders

SIGNED by JULIE BELLAIS, Signatory for and on behalf of HSBC CONTINENTAL EUROPE	) ) )	/s/ JULIE BELLAIS
)

SIGNED by CAROLINE PANTALEAO, Head of Middle Office and PIERRE ROSEROT DE MELIN, Chief Administrative Officer for and on behalf of	) ) )	/s/ CAROLINE PANTALEAO
BANCO SANTANDER S.A., PARIS BRANCH		/s/ PIERRE ROSEROT DE MELIN
)

SIGNED by VERONIQUE DE BLIC, Head of Export Finance EMEA and ALEXANDRE DE VATHAIRE, Head of France & UK Export Finance for and on behalf of	) ) )	/s/ VERONIQUE DE BLIC
BNP PARIBAS		/s/ ALEXANDRE DE VATHAIRE
)

SIGNED by KENJI YANAGAWA and MASAO YOKOYAMA, Signatories for and on behalf of	) ) )	/s/ KENJI YANAGAWA
SMBC BANK INTERNATIONAL PLC	)	/s/ MASAO YOKOYAMA
)

SIGNED by VALERIE MACE, Director, Development Structured & Export Finance for and on behalf of SOCIÉTÉ GÉNÉRALE	) ) )	/s/ VALERIE MACE
)

SIGNED by PIERRE-MARIE DEBREUILLE and EMILIE BOISSIER, Signatories for and on behalf of	) ) )	/s/ PIERRE-MARIE DEBREUILLE
SFIL		/s/ EMILIE BOISSIER
)

The Mandated Lead Arrangers

SIGNED by ALEX C TAYLOR, Managing Director for and on behalf of CITIBANK N.A., LONDON BRANCH	) ) )	/s/ ALEX C TAYLOR
)

SIGNED by JULIE BELLAIS, Signatory for and on behalf of HSBC CONTINENTAL EUROPE	) ) )	/s/ JULIE BELLAIS

SIGNED by CAROLINE PANTALEAO, Head of Middle Office and PIERRE ROSEROT DE MELIN, Chief Administrative Officer for and on behalf of	) ) )	/s/ CAROLINE PANTALEAO
BANCO SANTANDER S.A., PARIS BRANCH		/s/ PIERRE ROSEROT DE MELIN
)

SIGNED by VERONIQUE DE BLIC, Head of Export Finance EMEA and ALEXANDRE DE VATHAIRE, Head of France & UK Export Finance for and on behalf of	) ) )	/s/ VERONIQUE DE BLIC
BNP PARIBAS		/s/ ALEXANDRE DE VATHAIRE
)

SIGNED by KENJI YANAGAWA and MASAO YOKOYAMA, Signatories for and on behalf of SMBC BANK INTERNATIONAL PLC	) ) ) )	/s/ KENJI YANAGAWA
	)	/s/ MASAO YOKOYAMA
)

SIGNED by VALERIE MACE, Director, Development Structured & Export Finance for and on behalf of SOCIÉTÉ GÉNÉRALE	) ) )	/s/ VALERIE MACE
)